[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Exhibit 10.1

AMENDMENT No. 1

TO THE EXCLUSIVE LICENSE AND OPTION AGREEMENT

This Amendment No. 1 to the Exclusive License and Option Agreement (this “Amendment No. 1”) is entered into as of February 14, 2024 (the “Amendment No. 1 Effective Date”) by and among HiFiBiO Inc., a Delaware corporation having an address at 237 Putnam Ave. Cambridge, MA 02139(“HFB US”), and FibroGen, Inc., a Delaware corporation having its principal place of business at 409 Illinois St., San Francisco, CA 94158 (“FibroGen”).

BACKGROUND

WHEREAS, FibroGen and HIFIBIO (HK) LIMITED (d.b.a. HiFiBiO Therapeutics), a company incorporated in Hong Kong and having its address at Room 303, 3rd Floor, St. George’s Building, 2 Ice House Street, Central, Hong Kong (“HFB HK”) are parties to that certain Exclusive License and Option Agreement effective as of June 16, 2021 (the “Agreement”);

WHEREAS, HFB HK has assigned and transferred all its right, title and interests in the Agreement to HFB US, a wholly owned subsidiary of HFB HK, effective as of December 20, 2023, and with FibroGen’s consent effective as of December 19, 2023; HFB HK, HFB US, and FibroGen are referred to herein individually as a “Party” and collectively as the “Parties.” and

WHEREAS, FibroGen has two ongoing phase 3 studies of its product candidate pamrevlumab in pancreas cancer, and [*] the Parties desire certain terms in this Amendment No. 1 to be effective.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises and covenants of the Parties contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

Article 1 - Definitions

1.1 All capitalized terms that are not defined in this Amendment No. 1 shall have the meaning set forth in the Agreement.

1.2 “Negative Phase 3 Data” means that [*]

1.3 “Positive Phase 3 Data” means that either of FibroGen’s registrational clinical studies [*]

1.4 “Pamrevlumab Program” means FibroGen’s monoclonal antibody targeting CTGF known as FG-3019 for the treatment of pancreas cancer in either metastatic pancreas cancer or locally advanced, unresectable pancreas cancer.

Article 2

2.1 Subsection 8.3(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

“8.3(a) R&D and Regulatory Milestones. FibroGen will make the [*]

2.2 Subsection 8.4(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

“8.4(a) Royalty Rates. On a Licensed Product-by-Licensed Product and country-by-country basis, [*]

Article 3

3.1 If either (a) [*] or (b) [*]

Article 4

Subsection 4.4 of the Agreement is hereby amended and restated in its entirety to read as follows:

Development Diligence Obligations. FibroGen will use Commercially Reasonable Efforts to Develop in accordance with the Development Plan, and [*] FibroGen shall use Commercially Reasonable Efforts to [*]

Article 5 – Miscellaneous Terms

(i) The Parties agree that the Agreement, as specifically amended by this Amendment No. 1, continues to remain in full force and effect, and together with this Amendment No. 1 set forth the legal, valid, binding and complete and exclusive agreement and entire understanding between the Parties existing as of the Effective Date with respect to the subject matter hereof.

(ii) No subsequent alteration, amendment, change or addition to this Amendment No. 1 will be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.

(iii) The Parties agree that the execution of this Amendment No. 1 in one or more counterparts by industry standard electronic signature software or by exchanging PDF signatures will have the same legal force and effect as the exchange of original signatures.

(iv) This Amendment No. 1 will be governed by, and enforced and construed in accordance with, the laws of the State of Delaware, without regard to its conflicts of law provisions.

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 1 by their duly authorized representatives as of the Effective Date.

HIFIBIO, INC.	FIBROGEN, INC.
By: /s/ [*]	By: /s/ [*]
Name: [*]	Name: [*]
Title: [*]	Title: [*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.